UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 11, 2014

LITHIUM TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

10660 Page Ave #1222, Fairfax, VA 22038	22030
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (484) 361-4185

_________________Not Applicable____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership

On December 5, 2014 (the "Petition Date"), Lithium Technology Corporation (the “Company”) filed a voluntary petition for relief (the "Chapter 11 Petition") in the United States Bankruptcy Court for the Eastern District of Texas, Alexandria Division (the "Bankruptcy Court") seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). The Debtor expects to continue to operate its business as "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code during the pendency of the case under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Case"). The Chapter 11 Case has been assigned Case No. 14-14527.

About LTC:

LTC is a global provider of power solutions for diverse applications. The company’s product consists of large lithium-ion format cylindrical cells that deliver high power and high energy density. The company designs, engineers, builds, and customizes lithium-ion rechargeable batteries, complete with battery management system in the fast growing markets of vehicle traction and starter batteries. For additional information, please visit www.lithiumtech.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date:  December 11, 2014

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ Martin Koster
Martin Koster
Chief Executive Officer